Exhibit 10.18

LETTER OF AMENDMENT TO THE EMPLOYMENT AGREEMENT OF
KIM S. BRACE

June 8, 2001

Kim S. Brace
Executive Vice President and
Chief Administrative Officer
Pacific Northwest Bank

RE:       Employment Contract

Dear Kim:

This is to certify that on May 7, 2001 the Compensation Committee of the Board of Directors, Pacific Northwest Bank approved an additional two year extension of your Employment Contract to June 15, 2003.

The “window” for lump sum payment remains executable at your option throughout this period, and all other terms and conditions remain in effect.  Corporate Counsel is drafting the formal extension but you may consider it to be in full force and effect.  The formal agreement, when completed, will supercede this letter.

The board and I greatly appreciate your willingness to continue on this great adventure.

Sincerely,

/s/ PATRICK M. FAHEY

Patrick M. Fahey
President & CEO

PMF/cm

Bcc:      Glen Garrison, Keller-Rohrback
             Eric Jensen, Finance
             Chandler Dalbey, Human Resources